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Exhibit 10.10

AMENDMENT NO. 9
TO
REAL ESTATE PURCHASE AND SALE AGREEMENT

    THIS AMENDMENT NO. 9 TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Amendment") dated as of June 13, 2001, is made by and between Pope Resources, a Delaware limited partnership, its wholly owned subsidiary Olympic Property Group LLC, a Washington limited liability company, and its wholly owned subsidiaries Olympic Real Estate Development LLC, a Washington limited liability company, Olympic Real Estate Management, Inc., a Washington corporation, and Olympic Resorts LLC, a Washington limited liability company (collectively "Seller"), HCV Pacific Partners LLC, a California limited liability company (or its assigns as permitted herein) ("Buyer"), and Port Ludlow Associates LLC, a Washington limited liability company (or its assigns as permitted herein) ("Assignee"), regarding that certain Real Estate Purchase and Sale Agreement dated January 12, 2001, between Buyer and Seller, as amended by Amendment No. 1 dated February 8, 2001, Amendment No. 2 dated February 14, 2001, Amendment No. 3 dated February 27, 2001, Amendment No. 4 dated March 26, 2001, Amendment No. 5 dated May 15, 2001, Amendment No. 6 dated May 18, 2001, Amendment No. 7 dated May 25, 2001, and Amendment No. 8 dated June 1, 2001 (as amended, the "Agreement"), for the purchase and sale of certain property located in Jefferson and Pierce Counties, Washington, described therein (the "Property").

    I.  EFFECT OF AMENDMENT.  This Amendment amends and modifies the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall control. Except as contained within the Agreement and this Amendment, there are no other agreements or understandings between Buyer and Seller relating to the Property. Capitalized terms not otherwise defined herein shall have the meanings given them under the Agreement.

    II.  REVIVAL OF AGREEMENT.  The Agreement is hereby revived.

    III.  EXTENSION OF TIME.  In Sections XII and XIII of Amendment No. 5 (as amended) and in Section 16.9 of the Agreement (as amended), the date "June 8, 2001," is hereby replaced in each instance by the date "June 22, 2001." In Section XIX of Amendment No. 5 (as amended), the date "June 8, 2001," is hereby replaced by the date "June 22, 2001."

    IV.  BOND OBLIGATIONS.  A new Section 7.10 is hereby added to the Agreement, providing as follows:

      7.10  Bond Obligations.  Seller has obtained certain bonds (the "Bonds") relating to the DNR Lease, the Property, and certain Employees who are licensed notaries public, for the benefit of certain government agencies. The Bonds are described on Schedule 7.10. Within thirty (30) days after Closing, Buyer and Seller shall use best efforts and due diligence to cause the Bonds to be released to Seller, provided that if any of the Bonds must be replaced by a new bond obtained by Buyer prior to its release, then Buyer shall be required to obtain the new bond only if Seller otherwise would be subject to a material contingent liability under the Bond to be replaced for matters arising after Closing. In any event, Buyer shall defend, indemnify, and hold Seller harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs, and expenses (including, without limitation, reasonable attorneys fees and costs) suffered or incurred by Seller after Closing arising out of or related to any act or omission after Closing of Buyer, its agents, contractors, and employees, bonded against under any of the Bonds.

    V.  ELIMINATION OF CERTAIN SCHEDULES.  References to the following schedules to the Agreement are hereby deleted: 8.1.1(e)-2, 8.1.1(f), and 16.15.

    VI.  BUYER'S CONDITIONS PRECEDENT TO CLOSING SATISFIED OR WAIVED.  Section XI of Amendment No. 5 is amended to provide as follows:

      Seller represents and warrants to Buyer that Seller has caused the termination of the Hotel Management Agreement dated April 3, 1991, between Pope Resources and CRG Hospitality, Inc., as amended, under the Termination Agreement and Release dated March 6, 2001, between Pope Resources and Columbia Hospitality, Inc., and that Columbia Hospitality, Inc. (f/k/a CRG Hospitality, Inc.), has vacated the Heron Beach Inn.

      Buyer is satisfied with the results of its inspection of Seller's Documents and the Real Property. Buyer approves the Preliminary Commitment and the ESM Survey, provided that if the inability of Buyer or Seller to cause the removal or modification of any of the matters described on Schedule 3.1 ("Buyer's Title and Survey Objections") will have a material and adverse effect on the use or value of the lot or parcel affected by the objection, or if Seller has failed to use best efforts and due diligence to resolve Buyer's Title and Survey Objections to Buyer's satisfaction prior to the Closing Date, then Buyer shall not be obligated to complete its purchase of the Property. Seller shall use best efforts and due diligence to resolve Buyer's Title and Survey Objections to Buyer's satisfaction prior to the Closing Date. Seller's inability to resolve Buyer's Title and Survey Objections to Buyer's satisfaction prior to the Closing Date shall not constitute a default of Seller under this Agreement, provided that Seller used best efforts and due diligence to resolve such objections. After Closing, Seller covenants to cooperate with Buyer and provide reasonable assurances to Buyer regarding any of Buyer's Title and Survey Objections not resolved on or before the Closing Date. The second and third paragraphs of Section 3.1of the Agreement (regarding the process for resolution of title issues) are hereby deleted.

      All conditions precedent to Buyer's obligation to complete the purchase of the Property under the Agreement (including without limitation those described at Sections 3.1, 5.2, 5.6, 5.8, and 5.10 of the Agreement) except those described at Sections 5.1, 5.3, 5.4, 5.5, 5.7, 5.9, and 5.11 of the Agreement are hereby declared satisfied or waived by Buyer, provided, however, that if Seller does not resolve Buyer's Title and Survey Objections to Buyer's satisfaction prior to the Closing Date, then the Earnest Money shall be returned to Buyer and the parties shall have no further obligations hereunder except under those provisions intended to survive the termination of this Agreement.

    VII.  BAY CLUB.  Seller has provided Buyer a copy of the Agreement Regarding Bay Club dated May 29, 2001, between Olympic Property Group LLC and South Bay Community Association. Seller represents and warrants to Buyer that Seller has no current builder, declarant, or developer liabilities or obligations regarding the Bay Club except as owner of any lot subject to the South Bay Master Declaration (A.F. No. 325175) as amended.

    VIII.  CONDITION OF PROPERTY.  Section 8.1.1(e) of the Agreement is amended to provide as follows:

      (e)  Condition of Property.  To Seller's current actual knowledge and except as set forth on Schedule 8.1.1(e)-1, the Property is free from material defects that would materially impair the use or value of the Property, ordinary wear and tear excepted. As used within this section, "material defects" means a defect resulting in a liability or loss to Buyer of more than One Hundred Thousand Dollars (US$100,000.00) in each instance and One Million Dollars (US$1,000,000.00) in the aggregate, which aggregate shall include and be satisfied by liabilities and losses to Buyer resulting from material defects in the Property under Section 3.4.3(a) of the Stock Purchase Agreement. The inclusion of a defect on Schedule 8.1.1(e)-1 does not mean that the defect is material.

    IX.  INDEMNIFICATION LIABILITIES.  The first paragraph of Section 11.3of the Agreement is amended to provide as follows:

      Certain of Seller's Indemnification Liabilities shall be limited as described in this subsection. Seller's Indemnification Liabilities under Section 11.2.1(i) above (as to breach of any representation or warranty made herein, and as to breach of any agreement or covenant to be performed by Seller at or before Closing) shall apply and be enforced only to the extent that the aggregate liability or loss to Buyer together with the aggregate liability, loss or cost to Buyer as Purchaser for the breach by Olympic Property Group LLC of any representation or warranty made in the Stock Purchase Agreement (except those relating to environmental matters under Section 3.4.7 therein, those arising under Section 3.6 therein, and those relating to tax liabilities under Section 3.3.10 therein) exceeds Fifty Thousand Dollars (US$50,000.00) and is asserted against or incurred by Buyer within two (2) year after the Closing Date. Seller's Indemnification Liabilities under Sections 11.2.1(iii) and 11.2.1(iv) above shall apply and be enforced only to the extent that the liability or loss to Buyer is asserted against or incurred by Buyer within four (4) years after the Closing Date.

    Except as expressly amended by this Amendment, the Agreement is hereby ratified and confirmed and shall take full force and effect.

BUYER:	PORT LUDLOW ASSOCIATES LLC, a Washington limited liability company
By West Coast Northwest Pacific Partners LLC, a Washington limited liability company, its manager
	By:	/s/ RANDALL J. VERRUE
	Print Name:	Randall J. Verrue
	Its:	President
	Date:	6/13/01
SELLER:	POPE RESOURCES L.P., a Delaware limited partnership, by POPE MGP, Inc., a Delaware corporation, its managing general partner
	By:	/s/ GREGORY M. MCCARRY
	Print Name:	Gregory M. McCarry
	Its:	V.P. Real Estate
	Date:	6/13/01

OLYMPIC PROPERTY GROUP LLC, a Washington limited liability company
By:	/s/ GREGORY M. MCCARRY
Print Name:	Gregory M. McCarry
Its:	C.O.O.
Date:	6/13/01
OLYMPIC REAL ESTATE DEVELOPMENT LLC, a Washington limited liability company
By:	/s/ GREGORY M. MCCARRY
Print Name:	Gregory M. McCarry
Its:	C.O.O.
Date:	6/13/01
OLYMPIC REAL ESTATE MANAGEMENT, INC., a Washington corporation
By:	/s/ TOM GRIFFIN
Print Name:	Tom Griffin
Its:	Vice President
Date:	6/13/01
OLYMPIC RESORTS LLC, a Washington limited liability company
By:	/s/ GREGORY M. MCCARRY
Print Name:	Gregory M. McCarry
Its:	Vice President
Date:	6/13/01

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  Exhibit 10.10
AMENDMENT NO. 9 TO REAL ESTATE PURCHASE AND SALE AGREEMENT